UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2011 NetSuite Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. All matters submitted to a vote of the Company’s stockholders were approved as recommended by the Company’s Board of Directors. Those matters were as follows:

1. The two persons named below were elected to serve as directors for three years and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. The results of such vote were:

Name	For	Withheld	Broker non-votes
Zachary Nelson	58,667,680	921,402	4,295,104
Kevin Thompson	59,022,675	566,407	4,295,104

2. The Company’s 2007 Equity Incentive Plan, as amended, for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, was approved. The results of such vote were:

	For	Against	Abstain	Broker non-votes
Approval of 2007 Equity Incentive Plan (as amended)	40,768,717	18,810,145	10,220	4,295,104

3. The compensation of the Company’s named executive officers was approved by a non-binding vote. The results of such vote were:

	For	Against	Abstain	Broker non-votes
Approval, by non-binding vote, of executive compensation	58,484,290	600,260	504,532	4,295,104

4. The option of once every three years for the frequency of an advisory vote on executive compensation was approved by a non-binding vote. The results of such vote were:

	3 Years	2 Years	1 Year	Abstain	Broker non-vote
Approval, by non-binding vote, of the option of once every three years for the frequency of an advisory vote on executive compensation	33,703,829	636,623	25,224,252	24,378	4,295,104

5. KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The results of such vote were:

	For	Against	Abstain	Broker non-votes
Ratification of the appointment of KPMG LLP	63,853,782	20,887	9,517	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2011

NETSUITE INC.

By:	/s/ Ronald Gill
Ronald Gill
Chief Financial Officer

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